THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDMENT TO SECURED DEBENTURE

This Amendment to Secured Debenture (the “Amendment), effective September 22, 2006 (“Effective Date”), is made by and between Phantom Entertainment, Inc. (f/k/a Infinium Labs, Inc.,) a Delaware corporation (“Company”), and James Beshara (“Beshara” or “Holder”).

WHEREAS, the Company and Holder executed a 15% Secured Debenture on March 29, 2004 (the “Note”); and

WHEREAS, the Company and Holder wish to amend the Note with this Amendment in order to provide Holder with the ability to convert the Note, in whole or in part, into common stock, par value $0.0001 per share (“Common Stock”), of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree to amend the Note to add the following provisions:

1. Balance of Note. The Company and Holder hereby agree that, as of the Effective Date, the outstanding principal balance of the Note is $1,010,478 and the outstanding accrued and unpaid interest on the Note is $2,303.07, all of which has become due. Holder acknowledges that aside from the Note, and the rights provided therein, the Company has no other obligations to Holder. The Company and Holder acknowledge that the Holder is providing no consideration to the Company for this Amendment.

2. Conversion Rights. The Holder shall have the right to convert the principal and any interest due under this Note into shares of the Company’s Common Stock, $.0001 par value per share (“Common Stock”) as set forth below.

2.1. Conversion into the Company's Common Stock.

(a) The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Company into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Company of a completed Notice of Conversion, a form of which is annexed hereto at Exhibit A (and shall include all applicable sales confirmations in a form such as attached at Exhibit A-1), Company shall issue and deliver to the Holder’s Broker, (“Broker”) within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

(b) The Conversion Price shall be equal to the Sale Proceeds per share sold, less a discount of 22.5%, until such time as an aggregate of $310,000 in Sale Proceeds shall have been generated for the account of the Holder, at which time the discount shall be automatically reduced to 15%. “Sale Proceeds” shall be the actual gross price at which the shares issuable upon conversion are sold for the account of the Holder by the Holder’s Broker in accordance with Section 2.2 below.

(c) Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.

2.2 Method of Conversion.

(a) This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and as further provided in this Section 2.2.

(b) No Conversion Notice shall be effective except with respect to underlying shares of Common Stock that have actually been sold by the Holder’s Broker and that are then issuable in respect of unpaid principal or interest owing under this Note. The Company shall have no liability in respect of shares sold for the account of the Holder in excess of the number of shares then issuable under this Note.

(c) Upon each partial conversion of this Note, the Company shall note the same on a separate Schedule of Conversions (see Exhibit B), showing the amount allocated to payment of interest and principal, which shall be binding except for manifest error. The Company shall transmit a copy of such Schedule to the Holder at the end of each week during which conversions take place, and at such other times as the Holder shall request.

2.3 Sales Restrictions. Beshara agrees: (a) he will enter into a sales plan with Broker and shall not sell below the bid on any given trade or greater than twenty percent (20%) of the average daily trading volume on any given trading day, using the average trading volume over the previous two trading days as an indicator, except that Beshara may sell up to an additional five percent (5%) of the average trading volume on any given day so long as each of these sales are at or above the first bid following the first sale exceeding the 20% threshold (b) all sales shall be into the open market or otherwise effected on a national exchange, (d) he shall not engage, directly or indirectly, in any hedging activities (including, but without limitation, short sales) with respect to the Shares, (e) he will not, through his own sales, negatively affect the per share price of the common stock, (f) he will sell all Shares through Broker, and (g) provide instructions to Broker to disclose all sales records to Company upon Company’s request (collectively, the “Sales Restrictions”). The Holder shall not be entitled to convert any portion of this Note if and to the extent such conversion results from or is made in connection with a transaction that violates or would violate this Section 2.3, and the Company shall have the right to reject any conversion so made.

2.4 Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%.

3 Company represents that it will secure a legal opinion for Holder covering the resale of the Common Stock pursuant to the terms of this Amendment.

4. At Full Payment. The Company and Holder agree that upon full repayment of the Note through conversion or payment in cash, the Company shall be forever released from all its obligations and liabilities under the Note. In addition, at such time, Holder shall deliver the Note to the Company.

5. Further Assurances. In connection with the conversion of the Note, the Holder, by entering into this Amendment, agrees to execute all agreements and other documents as reasonably requested by the Company.

6. Investor Representations and Warranties and Covenants~. The Holder represents, warrants and covenants to the Company as follows:

a.  No Registration. Such Holder understands that the Note, and any shares of Common Stock have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.

b. Investment Experience. Such Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Holder can protect its own interests. Such Holder has such knowledge and experience in financial and business matters so that such Holder is capable of evaluating the merits and risks of its investment in the Company.

c. Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

d. Speculative Nature of Investment. Such Holder understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Holder can bear the economic risk of such Holder’s investment and is able, without impairing such Holder’s financial condition, to suffer a complete loss of such Holder’s investment.

e. Access to Data. The Holder and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and any reasonably requested materials requested by the Holder, The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Holder has had the opportunity to obtain and to review the Company’s filings available on the EDGAR web site of the Securities and Exchange Commission (www.sec.gov).

f. Accredited Investor. The Holder is an “accredited investor’ within the meaning of Regulation D, Rule 50 1(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

g. Rule 144. Holder acknowledges that he is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Such Holder acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Common Stock Such Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

h. Affiliate Status. Holder represents that his is not and has not been an affiliate of the Company in the three (3) months prior to the Effective Date and currently owns no shares of common stock of the Company outside of the convertible debenture.

i. Authorization.

(i). Such Holder has all requisite power and authority to execute and deliver this Conversion Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Conversion Agreement, and the performance of all of the Holder’s obligations herein, has been taken.

(ii). This Conversion Agreement, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(iii). No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Holder in connection with the execution and delivery of this Conversion Agreement by the Holder or the performance of the Holder’s obligations hereunder.

j. Brokers or Finders. Such Holder has not engaged any brokers, finders or agents, and the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Conversion Agreement and the transactions related hereto.

k. Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Conversion Agreement. With respect to such matters, such Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Conversion Agreement.

1. Legends. Such Holder understands and agrees that without the Opinion, the certificates evidencing the conversion into shares of Common Stock shall bear a legend in substantially the form as follows (in addition to any legend required by any other applicable agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

7. Inconsistency. In the event of any inconsistency between the terms of this Amendment and any other document executed in connection herewith, the terms of this Amendment shall control to the extent necessary to resolve such inconsistency. All other terms and conditions of the Note not modified in this Amendment shall remain in full force and effect.

8. Entire Agreement. This Amendment together with the Note represents the entire agreement between the parties relating to the Note and supersedes any prior agreement(s) concerning the Note.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by parties duly authorized to act as of the day and year first above written.

PHANTOM ENTERTAINMENT, INC.

By /s/ Greg Koler
GREG KOLER
Its:  CEO

/s/ James Beshara
JAMES BESHARA